Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Harris Corporation and in the related Prospectuses:
.

Form S-3 ASR	No. 333-213408	Harris Corporation Debt and Equity Securities
Form S-8	No. 333-222821	Harris Corporation Retirement Plan
Form S-8	No. 333-192735	Harris Corporation Retirement Plan
Form S-8	No. 333-163647	Harris Corporation Retirement Plan
Form S-8	No. 333-75114	Harris Corporation Retirement Plan
Form S-8	No. 333-130124	Harris Corporation 2005 Equity Incentive Plan
Form S-8	No. 333-207774	Harris Corporation 2015 Equity Incentive Plan

of our report dated August 27, 2018 (except for the retrospective changes for revenue and periodic pension and postretirement benefit costs described in Note 2 and the subsequent event described in Note 25, as to which the date is December 13, 2018), with respect to the consolidated financial statements and schedule of Harris Corporation included in this Current Report on Form 8-K.

/s/        ERNST & YOUNG LLP

Orlando, Florida
December 13, 2018